SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                       [X]

Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_] Preliminary Proxy Statement               [_] Confidential, for Use of the
                                                  Commission Only (as permitted
[X] Definitive Proxy Statement                    by Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material under Rule 14a-12

                               AROTECH CORPORATION
           ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies: __________

      __________________________________________________________________________

(2)   Aggregate number of securities to which transaction applies: _____________

      __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________

      __________________________________________________________________________

(4)   Proposed maximum aggregate value of transaction: _________________________

(5)   Total fee paid: __________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________________

(2) Form, Schedule or Registration Statement No. _______________________________

(3) Filing Party: ______________________________________________________________

(4) Date Filed: ________________________________________________________________

[AROTECH LOGO]                                               Arotech Corporation

                                                              354 Industry Drive
                                                           Auburn, Alabama 36830
                                         Tel: (334) 502-9001 Fax: (334) 502-3008
                                                          http://www.arotech.com
                                                    Nasdaq National Market: ARTX

Robert S. Ehrlich
Chairman, President and Chief Executive Officer

                                  June 6, 2005

Dear Stockholder:

         It is our pleasure to invite you to the 2005 Annual Meeting of Stockholders of Arotech Corporation, a Delaware corporation, to be held on Monday, July 11, 2005 at 10:00 a.m. local time in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York.

         Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the enclosed proxy materials and to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at http://www.voteproxy.com) or by telephone if you hold your shares in your own name, to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                              Sincerely,

                                              /s/ Robert S. Ehrlich

                                              Robert S. Ehrlich
                                              Chairman of the Board of Directors

                                 [AROTECH LOGO]
                               354 Industry Drive
                              Auburn, Alabama 36830

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 11, 2005
--------------------------------------------------------------------------------
To our Stockholders:

         Our Annual Meeting of Stockholders will be held in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, on Monday, July 11, 2005 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

         1. To fix the number of Class II directors at three and to elect three Class II directors for a three-year term ending in 2008 and continuing until their successors are duly elected and qualified (beginning on page 2).

         2. To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

         Our Board of Directors has fixed the close of business on May 16, 2005 as the record date for determining which stockholders are entitled to notice of the meeting and to vote at the meeting and any postponements or adjournments thereof. If you are unable to be present at the meeting personally, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet (at http://www.voteproxy.com) or by telephone if you hold your shares in your own name. Any stockholder who grants a proxy may revoke it at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS,

                                  /s/ Yaakov Har-Oz

                                  Yaakov Har-Oz
Auburn, Alabama                   Vice President, General Counsel and Secretary
June 6, 2005




================================================================================
              YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN
                 YOUR PROXY FORM IN THE ENCLOSED STAMPED, SELF-
                     ADDRESSED ENVELOPE AS SOON AS POSSIBLE.
================================================================================

                              QUESTIONS AND ANSWERS

         Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q.    What is the purpose of the Annual Meeting?

      At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

      1. To fix the number of Class II directors at three and to elect three Class II directors for a three-year term ending in 2008 and continuing until their successors are duly elected and qualified (beginning on page 2).

      2. To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

Q.    What shares can I vote?

A. All shares of our common stock owned by you as of the close of business on the record date, May 16, 2005, may be voted by you. These shares include
      (i) shares held directly in your name as the  stockholder  of record,  and
      (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A. Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

            Stockholder of Record

                  If your shares are  registered  directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

            Beneficial Owner

                  If your shares are held in a stock  brokerage  account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each item?" below.

                                     Q&A-1

Q.    How can I vote my shares in person at the meeting?

A. Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

      Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.    What vote is required to approve each proposal?

A. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

Q.    Where can I find the voting results of the meeting?

A. We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending September 30, 2005.

Q.    Who will count the votes?

A. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as the inspector of election.

Q.    Who will bear the costs of this solicitation?

A. We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired ADP, Inc. to assist us in the distribution of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.    What should I do now?

A. You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q.    How do I vote if I hold shares directly?

A. You may vote your shares by attending the Annual Meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The Annual Meeting will begin promptly at 10:00 a.m. local time on Monday, July 11, 2005 in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.



                                     Q&A-2

      If you do not want to attend the Annual Meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, mail your signed proxy card in the enclosed return envelope or vote by telephone as provided on the proxy card as soon as possible so that your shares may be represented at the Annual Meeting.

Q.    How do I vote if I hold shares in street name?

A. If you do not want to attend the Annual Meeting and hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in "street name"), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the Annual Meeting. If you do not provide directions to your broker, your shares will not be voted at the Annual Meeting.

      If you want to attend the Annual Meeting and hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the Annual Meeting.

Q. What does it mean if I receive more than one proxy or voting instruction card?

A. It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.    How can I change my vote after I have mailed my proxy card?

A. If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the Annual Meeting, or by attending the Annual Meeting and voting in person. If your shares are held in "street name" by your broker, you must follow the instructions received from your broker regarding how to change your vote.



                                     Q&A-3

                                 [AROTECH LOGO]
                               354 Industry Drive
                              Auburn, Alabama 36830

                       ANNUAL MEETING OF THE STOCKHOLDERS
                             OF AROTECH CORPORATION
                           TO BE HELD ON JULY 11, 2005

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


         The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is currently planned to be held in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, on Monday, July 11, 2005 at 10:00 a.m. local time, and thereafter as it may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

         Stockholders of record at the close of business on May 16, 2005 will be entitled to vote at the annual meeting. As of May 16, 2005, there were 80,180,147 shares of our common stock outstanding held of record by 321 stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

         This proxy statement and the enclosed form of proxy to stockholders will be mailed commencing on or about June 6, 2005. We are also mailing our annual report for the fiscal year ended December 31, 2004 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

         Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR the fixing of the number of Class II directors at three and the election of the nominees for director set forth below, and IN THE DISCRETION OF THE HOLDERS OF THE PROXIES with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

         You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

         Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum.

         Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will have no effect on the vote for election of directors.

         The adoption of all other proposals will require the affirmative vote of a majority of the shares present, either in person or by proxy, and entitled to vote with respect to such proposals. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on these proposals, and broker non-votes will not have any effect on the outcome of these proposals.

         The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

         We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

         At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our offices at 354 Industry Drive, Auburn, Alabama 36830, and will also be made available to stockholders present at the annual meeting.

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

         At the annual meeting, we will consider the election of three Class II directors for three-year terms that expire in 2008. Our five other directors have terms that end in either 2006 or 2007, as indicated below. Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below for a term of three years expiring at the annual meeting of stockholders to be held in 2008, and until the nominee's successor is duly elected and qualified or until the nominee's earlier death, removal or resignation. Two of the nominees named below are presently serving as directors, and all three of them are anticipated to be available for election and able to a serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The three nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

         Our by-laws provide for a Board of one or more directors. The number of directors is currently seven, but our Board of Directors has voted to expand the size of the Board to eight directors. Our Board is composed of three classes of similar size. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year.

         Messrs. Rosenfeld and Miller are designated as Class II directors. Their term expires in 2005. Dr. Eastman and Mr. Esses are designated as Class I directors. Their term expires in 2006. Mr. Ehrlich, Mr. Wasserman and Mr. Borey are designated as Class III directors. Their term expires in 2007. Mr. Jones is not currently a director.

         Messrs.  Rosenfeld,   Miller  and  Jones  are  nominees  for  Class  II
directors, with a term expiring in 2008.

         The following table contains information concerning the nominees for Class II directors and the other incumbent directors:

         Name                Age     Position with Arotech           Class   Director Since
         ----                ---     ---------------------           -----   --------------
Dr. Jay M. Eastman(2)(4)     56   Director                             I     October 1993

Steven Esses(3)              41   Executive Vice President,
                                  Chief Operating Officer and          I     July 2002
                                  Director

Jack E. Rosenfeld(1)(2)(4)   66   Director                             II    October 1993

Lawrence M. Miller(1)(3)(4)  58   Director                             II    November 1996

Seymour Jones                74   None                                 II    --

Robert S. Ehrlich (3)        67   Chairman of the Board, President
                                  and Chief Executive Officer          III   May 1991

Bert W. Wasserman(1)         72   Director                             III   February 2003

Edward J. Borey(2)(3)        54   Director                             III   December 2003

----------

(1)   Member of the Audit Committee.

(2)   Member of the  Compensation  Committee.

(3)   Member  of  the  Executive  and  Finance  Committee.

(4)   Member of the Nominating Committee.

Nominees for Election as Class II Directors

         Jack E. Rosenfeld has been one of our directors since October 1993. Mr. Rosenfeld was President and Chief Executive Officer of Potpourri Group Inc. ("Potpourri"), a specialty catalog direct marketer, from April 1998 until June 2003; from June 2003 until February 2005, Mr. Rosenfeld served as Chairman of Potpourri's Board of Directors and as its CEO, and since February 2005, Mr. Rosenfeld has been Executive Chairman of the Potpourri Board of Directors. Mr. Rosenfeld was President and Chief Executive Officer of Hanover Direct, Inc., formerly Horn & Hardart Co., which operates a direct mail marketing business, from September 1990 until December 1995, and had been President and Chief Executive Officer of its direct marketing subsidiary, from May 1988 until September 1990. Mr. Rosenfeld holds a B.A. from Cornell University in Ithaca, New York and an LL.B. from Harvard University in Cambridge, Massachusetts.

         Lawrence M. Miller was elected to the Board of Directors in November 1996. Mr. Miller has been a senior partner in the Washington D.C. law firm of Schwartz, Woods and Miller since 1990. He served from August 1993 through May 1996 as a member of the Board of Directors of The Phoenix Resource Companies, Inc., a publicly traded energy exploration and production company, and as a member of the Audit and Compensation Committee of that board. That company was merged into Apache Corporation in May 1996. Mr. Miller holds a B.A. from Dickinson College in Carlisle, Pennsylvania and a J.D. with honors from George Washington University in Washington, D.C. He is a member of the District of Columbia bar.

         Seymour Jones is a nominee for a position as a Class II director. Mr. Jones is a clinical professor of accounting at New York University Stern School of Business. Professor Jones teaches courses in auditing, tax and legal aspects of entrepreneurism. He is also the Associate Director of Ross Institute of Accounting Research at Stern School of Business. Professor Jones has been with NYU Stern for ten years. His primary research areas include audit committees, auditing, entrepreneurship, financial reporting, and fraud. Professor Jones has been principal author of numerous books including Conflict of Interest, The Cooper & Lybrand Guide to Growing Your Business, The Emerging Business and The Bankers Guide to Audit Reports and Financial Statements. Before joining NYU Stern, Professor Jones was senior partner at Coopers & Lybrand and S.D. Leidesdorf & Co. Professor Jones is a certified public accountant in New York State. Professor Jones received a B.A. in economics from City College, City University of New York, and an M.B.A. from NYU Stern.

Class I Directors

         Dr. Jay M. Eastman has been one of our directors since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid, Inc., which is developing laser technology applications for medical diagnosis and treatment. Dr. Eastman served as Senior Vice President of Strategic Planning of PSC Inc. ("PSCX"), a manufacturer and marketer of laser diode bar code scanners, from December 1995 through October 1997. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays. From 1981 until January 1983, Dr. Eastman was Director of the University of Rochester's Laboratory for Laser Energetics, where he was a member of the staff from September 1975 to 1981. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

         Steven Esses has been a director since July 2002 and our Executive Vice President since January 2003 and Chief Operating Officer since February 2003. From 2000 until 2002, Mr. Esses was a principal with Stillwater Capital Partners, Inc., a New York-based investment research and advisory company (hedge fund) specializing in alternative investment strategies. During this time, Mr. Esses also acted as an independent consultant to new and existing businesses in the areas of finance and business development. From 1995 to 2000, Mr. Esses founded Dunkin' Donuts in Israel and held the position of Managing Director and CEO. Prior thereto, he was Director of Retail Jewelry Franchises with Hamilton Jewelry, and before that he served as Executive Director of Operations for the Conway Organization, a major off-price retailer with 17 locations.

Class III Directors

         Robert S. Ehrlich has been our Chairman of the Board since January 1993 and our President and Chief Executive Officer since October 2002. From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board, and from May 1991 until October 2002 he was our Chief Financial Officer. Mr. Ehrlich was a director of Eldat, Ltd., an Israeli manufacturer of electronic shelf labels, from June 1999 to July 2003. From 1987 to June 2003, Mr. Ehrlich served as a director of PSCX and, between April 1997 and June 2003, Mr. Ehrlich was the chairman of the board of PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

         Bert W. Wasserman has served as a director since February 2003. Mr. Wasserman served as Executive Vice President and Chief Financial Officer of Time Warner, Inc. from 1990 until his retirement in 1995 and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc. from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is director of several investment companies in the Dreyfus Family of Funds. He is also a director of Malibu Entertainment, Inc., Lillian Vernon Corporation and InforMedix, Inc. Mr. Wasserman is a certified public accountant; he holds a B.A. from Baruch College in New York City, of whose Board of Trustees he has served as Vice President and President, and an LL.B from Brooklyn Law School.

         Edward J. Borey has served as a director since December 2003. Mr. Borey has been Chairman and Chief Executive Officer of WatchGuard Technologies, Inc., a leading provider of network security solutions (NasdaqNM: WGRD), since July 2004. From December 2000 to September 2003, Mr. Borey served as President, Chief Executive Officer and a director of PSCX. PSCX filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in November 2002. Prior to joining PSCX, Mr. Borey was President and CEO of TranSenda (May 2000 to December
2000). Previously, Mr. Borey held senior positions in the automated data collection industry. At Intermec Technologies Corporation (1995-1999), he was Executive Vice President and Chief Operating Officer and also Senior Vice President/General Manager of the Intermec Media subsidiary. Currently, Mr. Borey serves as a Board member at Mbrane (formerly known as Centura Software), and he is on the Advisory Board of TranSenda Software and NextRx. Mr. Borey holds a B.S. in Economics from the State University of New York, College of Oswego; an M.A. in Public Administration from the University of Oklahoma; and an M.B.A. in Finance from Santa Clara University.

Vote Required

         Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FIXING THE NUMBER OF CLASS II DIRECTORS AT THREE AND FOR ELECTION
                    OF THE CLASS II NOMINEES DESCRIBED ABOVE

                              CORPORATE GOVERNANCE

         We operate within a corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We monitor developments in the area of corporate governance. The Board has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The Nasdaq Stock Market.

         In the fiscal year ending December 31, 2004, the Board held nine meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which such director serves.

         As of January 1, 2005, members of the Board of Directors satisfy the applicable independent director requirements of both the Securities and Exchange Commission and Rule 4200 of The Nasdaq Stock Market. Our non-management directors meet regularly in executive session separate from management.

         It is our policy that each of our directors is invited and encouraged to attend our annual meeting of stockholders. All of our directors attended our 2004 annual meeting of stockholders.

         Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive and Finance Committee. The composition of the various committees of the Board of Directors is as follows (the name of the chairman of each committee appears in italics):

     Audit Committee         Compensation Committee      Nominating Committee      Executive and Finance Committee
     ---------------         ----------------------      --------------------      -------------------------------
    Bert W. Wasserman           Jay M. Eastman            Jack E. Rosenfeld               Robert S. Ehrlich
   Lawrence M. Miller          Jack E. Rosenfeld          Lawrence M. Miller                Steven Esses
    Jack E. Rosenfeld           Edward J. Borey             Jay M. Eastman               Lawrence M. Miller
                                                                                           Edward J. Borey

Executive and Finance Committee

         The Executive and Finance Committee, created in July 2001, exercises the powers of the Board during the intervals between meetings of the Board, in the management of our property, business and affairs (except with respect to certain extraordinary transactions).

         The Executive and Finance Committee consists of Messrs. Ehrlich (Chair), Esses, Miller and Borey.

         The Executive and Finance Committee held three meetings during the fiscal year ending December 31, 2004.

Audit Committee

         Created in December 1993, the purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls. The Audit Committee was established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Audit Committee is charged with the responsibility for making decisions on the engagement, compensation, retention and oversight of the work of our independent auditors.

         The Audit Committee consists of Messrs. Wasserman (Chair), Miller and Rosenfeld. Each member of the Audit Committee is an "independent director," as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers (NASD) and under Item 7(d)(3)(iv) of
Schedule 14A of the proxy rules under the Exchange Act. All Audit Committee members possess the required level of financial literacy. Mr. Wasserman has been designated as the "Audit Committee's Financial Expert." The Audit Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

         The Audit Committee held six meetings during the fiscal year ending December 31, 2004.

Compensation Committee

         The Compensation Committee was established in December 1993. The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

         The Compensation Committee consists of Dr. Eastman (Chair) and Messrs. Rosenfeld and Borey. Each member of the Compensation Committee is an independent director as that term is defined in the NASD listing standards.

         The Compensation Committee held seven meetings during the fiscal year ending December 31, 2004.

Nominating Committee

         The Nominating Committee, created in February 2003, identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to Arotech's Secretary will be brought to the attention of the Nominating Committee.

         The Nominating Committee held no meetings during the fiscal year ending December 31, 2004.

         The Nominating Committee consists of Mr. Rosenfeld (Chair), Mr. Miller and Dr. Eastman. Each member of the Nominating Committee is an independent director as that term is defined in the NASD listing standards. The Nominating Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Nominating Committee operates under a formal charter that governs its duties. The Nominating Committee's charter is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html.

     Policies Regarding Director Qualifications

         The Board has adopted policies regarding director qualifications. To be considered for nomination as a director, any candidate must meet the following minimum criteria:

            a. Ability and willingness to undertake a strategic governance role, clear and distinct from the operating role of management.

            b. High-level leadership experience in business, government, or other major complex professional or non-profit organizations that would have exposed the individual to the challenges of leadership and governance in a dynamic and highly competitive marketplace.

            c. Highly accomplished in their respective field, with superior credentials and recognition.

            d. Demonstrated understanding of the elements and issues relevant to the success of a large publicly-traded company in the current volatile business, legal and governance environment.

            e. Demonstrated business acumen and creative/strategic thinking ability.

            f. Personal Characteristics:

               o Ability and willingness to contribute special competencies to the Board in a collaborative manner. The areas of expertise required at any point in time may vary, based on the existing composition of the Board. They may include, but would not be limited to, capabilities honed as a CEO or a senior functional leader in operations, finance, information technology, marketing, organizational development, and experience making step change to transform a business.

               o Personal integrity and highest ethical character. Absence of any conflicts of interest, either real or perceived.

               o    Willingness   to  apply  sound  and   independent   business
                    judgment,   enriching  management  and  Board  proposals  or
                    challenging them constructively as appropriate.

               o Willing to exert influence through strong influence skills and constructive teamwork. This is essential to effective collaboration with other directors as well as providing constructive counsel to the CEO.

               o Understanding of and full commitment to our governance principles and the obligation of each director to contribute to good governance, corporate citizenship, and corporate image for Arotech.

               o Willingness to devote the time necessary to assume broad fiduciary responsibility and to participate fully in Arotech governance requirements with appropriate due diligence and attention.

         In this regard, each nominee will be asked to disclose the boards of directors on which he or she currently sits, and each current director will be asked to inform the Nominating Committee of additional corporate board nominations (both for-profit and non-profit). This notification is to ensure appropriate dialogue about the impact of the added responsibilities on the individual's availability to perform thoroughly his or her duties as an Arotech director.

         The Board of Directors will consist of a majority of people who are active, primarily in business roles, and selected retired individuals. Those active in the business community will bring the most current business thinking, and retirees will bring their long experience and seasoned business judgment. Every effort will be made to achieve diversity in the Board's membership.

         From time to time, the particular capabilities needed to round out the total Board's portfolio of competencies may vary. The Nominating Committee is empowered to consider the demographics of the total Board as it considers the requirements for each Board vacancy and to identify particular unique capabilities needed at that point in time.

     Policies Regarding Director Nominations

         The Board's Nominating Committee is responsible for the Board of Director's nomination process. New candidates for the Board of Directors may be sourced by existing directors, a third party search firm (paid for its professional services) or may be recommended by stockholders. In considering new candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. However, all director nominees will be evaluated against the same standards and in the same objective manner, based on competencies and personal characteristics listed above, regardless of how they were sourced. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

            o The name of the stockholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership; and

            o The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of Arotech and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

         The stockholder recommendation and information described above must be sent to Arotech's Secretary at 354 Industry Drive, Auburn, Alabama 36830, and must be received by Arotech's Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

         Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Codes of Ethics

         We have adopted a Code of Ethics, as required by Nasdaq listing standards and the rules of the SEC, that applies to our principal executive officer, our principal financial officer, and our principal accounting officer, as well as a more general code of conduct that applies to our other directors, officers and employees. The Code of Ethics is publicly available through a hyperlink located on the investor relations page of our website, at http://www.arotech.com/compro/investor.html. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, that applies to anyone subject to the Code of Ethics, we will disclose the nature of such amendment or waiver on the website or in a report on Form 8-K in accordance with applicable Nasdaq and SEC rules.

                         COMPENSATION AND OTHER MATTERS

Director Compensation

         Non-employee members of our Board of Directors are paid $2,500 (plus expenses) for each Board of Directors meeting attended, $2,000 (plus expenses) for each meeting of the Audit Committee of the Board of Directors attended, and $1,000 (plus expenses) for each meeting of all other committees of the Board of Directors attended. In addition, we have adopted a Non-Employee Director Stock Option Plan pursuant to which non-employee directors receive an initial grant of options to purchase 50,000 shares of our common stock upon the effective date of such plan or upon the date of his or her election as a director. Thereafter, non-employee directors will receive options to purchase 35,000 shares of our common stock for each year of service on the Board. All such options are granted at fair market value and vest ratably over three years from the date of the grant.

Executive Officer Compensation

     General

         Our Chief Executive Officer and the other highest paid executive officers (of which there were two) who were compensated at a rate of more than $100,000 in salary and bonuses during the year ended December 31, 2004 (collectively, the "Named Executive Officers") are Israeli residents, and thus certain elements of the compensation that we pay them is structured as is customary in Israel.

         During 2004, 2003 and 2002, compensation to our Named Executive Officers took several forms:

            o     cash salary;

            o bonus, some of which was paid in cash in the year in which it was earned and some of which was accrued in the year in which it was earned but paid in cash in a subsequent year;

            o cash reimbursement for taxes paid by the Named Executive Officer and reimbursed by us in accordance with Israeli tax regulations;

            o accruals (but not cash payments) in respect of contractual termination compensation in excess of the Israeli statutory minimum;

            o accruals (but not cash payments) in respect of pension plans, which consist of a savings plan, life insurance and statutory severance pay benefits, and a continuing education fund (as is customary in Israel);

            o     stock options,  including (in the case of 2002) options issued
                  in   exchange    for   a   waiver   of   salary    under   the
                  "options-for-salary" program discussed in more detail below

            o grants of restricted stock, where the sale of such stock is prohibited for a period of two years and such stock is forfeit to us should the Named Executive Officer's employment be terminated for cause, as defined in such Executive's employment agreement (e.g., fraud, reckless or willful misconduct, etc.); and

            o other benefits, primarily consisting of annual statutory holiday pay.

         The specific amounts of each form of compensation paid to each Named Executive Officer appear in the summary compensation table and the notes thereto appearing under "Summary Compensation Table," below.

     Summary Compensation Table

The following table, which should be read in conjunction with the explanations provided above, shows the compensation that we paid (or accrued), in connection with services rendered for 2004, 2003 and 2002, to our Named Executive Officers.

                          SUMMARY COMPENSATION TABLE(1)

                                                                     Annual Compensation
                                                      ---------------------------------------------------
                                                                                                Tax
Name and Principal Position                 Year        Salary              Bonus           Reimbursement
---------------------------                 ----      ----------         ----------         -------------
Robert S. Ehrlich
Chairman of the Board, President,
Chief Executive Officer and director        2004      $  275,907         $  175,000         $   29,103
                                            2003      $  259,989         $  180,000(4)      $   27,211
                                            2002      $  202,962         $   99,750         $   15,232

Steven Esses
Executive Vice President, Chief
Operating Officer and director*             2004      $   65,506(8)      $  106,000(9)      $   25,273
                                            2003      $        0         $        0         $        0
                                            2002      $        0         $        0         $        0

Avihai Shen
Vice President - Finance and
Chief Financial Officer                     2004      $  155,845         $   97,000         $    6,407
                                            2003      $  123,988         $        0         $    8,653
                                            2002      $   93,641         $        0         $   18,857
                                                Long Term Compensation                      All Other Compensation
                                            -------------------------------    ------------------------------------------------
                                                                                 Changes in
                                                                                Accruals for
                                                                                  Sick Days,        Payment to
                                             Securities         Restricted     Vacation Days,       Pension and
                                             Underlying           Stock        and Termination       Education
Name and Principal Position                    Options           Awards(2)       Compensation           Funds          Others
---------------------------                  -----------        -----------      ------------        -----------     ----------
Robert S. Ehrlich
Chairman of the Board, President,
Chief Executive Officer and director             50,000         $  626,350       $  133,898(3)       $   48,477      $   19,893
                                              2,035,000         $        0       $   80,713(5)       $   48,228      $      678
                                                262,500(6)      $        0       $  170,691(7)       $   22,256      $      654

Steven Esses
Executive Vice President, Chief
Operating Officer and director*                       0         $  221,100       $    3,759(10)      $   12,116      $   12,940
                                              1,035,000         $        0       $        0          $        0      $        0
                                                      0         $        0       $        0          $        0      $  120,480(11)

Avihai Shen
Vice President - Finance and
Chief Financial Officer                          18,750         $   54,900       $   34,972(12)      $   26,889      $      476
                                                608,750         $        0       $    6,471(13)      $   23,133      $      463
                                                 48,935         $        0       $    9,847(14)      $   20,394      $    6,894(15)

----------

* Mr. Esses became an executive officer in January 2003. His compensation as an officer during 2003 consisted solely of stock options. Prior to January 2003, Mr. Esses was a director (from July 2002), in which position he received certain compensation as a consultant, in addition to the stock options and per-meeting fees payable to directors generally (which is not reflected above).

(1) We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual.

(2) Based on the closing market price of our stock on the Nasdaq National Market on the date of grant multiplied by the number of shares awarded. As of December 31, 2004, our Named Executive Officers held 635,000 restricted shares. Of these shares, the restrictions on 530,000 shares are scheduled to expire on August 4, 2006, and the restrictions on 105,000 are scheduled to expire on December 8, 2006. The value of the restricted shares held by our Named Executive Officers on December 31, 2004, based on the closing price of our stock on the Nasdaq National Market on that date was $902,350.

(3) Of this amount, $76,766 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" or upon the occurrence of certain other events; $28,603 represents the increase of the accrual for vacation redeemable by Mr. Ehrlich; and $28,529 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(4) We paid Mr. Ehrlich $180,000 during 2004 in satisfaction of his bonus from 2003 to which he was entitled according to his contract. Of this amount, we accrued $99,750 for Mr. Ehrlich in satisfaction of the 2003 bonus to which he was entitled according to his contract; the remainder was the result of the approval in 2004 by the Compensation Committee of a higher bonus for 2003 than Mr. Ehrlich's contractual minimum.

(5) Of this amount, $92,075 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" or upon the occurrence of certain other events; $3,451 represents the increase of the accrual for sick leave and vacation redeemable by Mr. Ehrlich; and $(14,813) represents the decrease of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(6) Of this amount, 262,500 options were in exchange for a total of $105,000 in salary waived by Mr. Ehrlich during 2002 pursuant to the options-for-salary program instituted by us beginning in May 2001. See "Options-for-Salary Program," below.

(7) Of this amount, $109,935 represents our accrual for severance pay that would be payable to Mr. Ehrlich upon a "change of control" or upon the occurrence of certain other events; $17,571 represents the increase of the accrual for sick leave and vacation redeemable by Mr. Ehrlich; and $43,725 represents the increase of our accrual for severance pay that would be payable to Mr. Ehrlich under the laws of the State of Israel if we were to terminate his employment.

(8) Does not include $208,100 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses's immediate family from which Mr. Esses receives a salary. See "Certain Relationships and Related Transactions - Consulting Agreement with Sampen Corporation," below.

(9) Does not include $110,000 that we paid as a bonus to Sampen Corporation, a New York corporation owned by members of Steven Esses's immediate family from which Mr. Esses receives a salary. See "Certain Relationships and Related Transactions - Consulting Agreement with Sampen Corporation," below.

(10)  Represents  the  increase of the accrual for  vacation  redeemable  by Mr.
      Esses.

(11)  Represents consulting fees paid in 2002.

(12) Of this amount, $21,568 represents the increase in our accrual for vacation redeemable by Mr. Shen; and $13,404 represents the increase of our accrual for severance pay that would be payable to Mr. Shen under the laws of the State of Israel if we were to terminate his employment.

(13) Of this amount, $8,369 represents the increase of the accrual for vacation redeemable by Mr. Shen; and $(1,628) represents the decrease of our accrual for severance pay that would be payable to Mr. Shen under the laws of the State of Israel if we were to terminate his employment.

(14) Of this amount, $1,062 represents the increase of the accrual for vacation redeemable by Mr. Shen; and $8,785 represents the increase of our accrual for severance pay that would be payable to Mr. Shen under the laws of the State of Israel if we were to terminate his employment.

(15) Of this amount, $6,500 represents the value of shares issued to Mr. Shen as a stock bonus and $394 represents other benefits that we paid to Mr. Shen in 2002.

     Executive Loans

         In 1999, 2000 and 2002, we extended certain loans to our Named Executive Officers. These loans are summarized in the following table, and are further described under "Certain Relationships and Related Transactions - Officer Loans," below.

                                        Original           Amount
                                        Principal       Outstanding
    Name of Borrower   Date of Loan  Amount of Loan    as of 12/31/04             Terms of Loan
    ----------------   ------------  --------------    --------------             -------------
Robert S. Ehrlich        12/28/99       $167,975          $201,570      Ten-year non-recourse loan to purchase our
                                                                        stock, secured by the shares of stock
                                                                        purchased.

Robert S. Ehrlich        02/09/00       $789,991          $684,006      Twenty-five-year non-recourse loan to
                                                                        purchase our stock, secured by the
                                                                        shares of stock purchased.

Robert S. Ehrlich        06/10/02       $ 36,500          $ 38,719      Twenty-five-year non-recourse loan to
                                                                        purchase our stock, secured by the
                                                                        shares of stock purchased.

     Options-for-Salary Program

         Between May 2001 and December 2002, we conducted an options-for-salary program designed to conserve our cash and to offer incentives to employees to remain with us despite lower cash compensation. Under this program, most of our salaried employees permanently waived a portion of their salaries in exchange for options to purchase shares of our common stock, at a ratio of options to purchase 2.5 shares of our stock for each dollar in salary waived. Social benefits (such as pension) and contractual bonuses for such employees continued to be calculated based on their salaries prior to reduction. The options-for-salary program was ended on December 31, 2002.

         During 2002, options were accrued quarterly in advance for the Named Executive Officers, and annually in advance for other employees.

         During 2002, in exchange for waiver of $364,209 in salary, our employees other than the Named Executive Officers received a total of 910,522 options, which options were granted based on the lowest closing price of our common stock during the month of December 2002 ($0.61). Named Executive Officers, in exchange for waiver of $119,774 in salary, received a total of 299,435 options during 2002, which options were granted based on the lowest closing prices of our common stock during each quarter of 2002, as set forth in the table below.

         Following is a table setting forth the number of options that we issued to each of our Named Executive Officers under the options-for-salary program during each fiscal quarter in 2002, and the range of trading prices for our common stock during each such fiscal quarter:

                                                                                             Low Trading                   Closing
                            Fiscal      Amount of      Number of    Number of      Average      Price     High Trading      Price
                           Quarter        Salary        Options      Options      Exercise      During    Price During   on Last Day
Named Executive Officer     Ended         Waived        Accrued       Issued        Price      Quarter       Quarter     of Quarter
-----------------------     -----         ------        -------       ------        -----      -------       -------     ----------
Robert S. Ehrlich          03/31/02     $   26,250        65,625       65,625       $1.42       $1.35         $2.41         $1.55
                           06/30/02     $   26,250        65,625       65,625       $0.73       $0.73         $1.79         $0.91
                           09/30/02     $   26,250        65,625       65,625       $0.85       $0.79         $1.70         $1.05
                           12/31/02     $   26,250        65,625       65,625       $0.61       $0.61         $1.17         $0.64

Avihai Shen                03/31/02     $    3,262         8,153        8,153       $1.42       $1.35         $2.41         $1.55
                           06/30/02     $    3,262         8,153        8,153       $0.73       $0.73         $1.79         $0.91
                           09/30/02     $    3,262        12,476       12,476       $0.85       $0.79         $1.70         $1.05
                           12/31/02     $    3,262         8,153        8,153       $0.61       $0.61         $1.17         $0.64

     Stock Options

         The table below sets forth information with respect to stock options granted to the Named Executive Officers for the fiscal year 2004.

                        Option Grants in Last Fiscal Year


                              Individual Grants
                         -----------------------------                                    Potential Realizable Value
                          Number of       % of Total                                         of Assumed Annual Rates
                         Securities         Options                                       of Stock Price Appreciation
                         Underlying       granted to     Exercise or                         for Option Term(1)
                           Options       Employees in     Base Price     Expiration     -----------------------------
Name                       Granted        Fiscal Year      ($/Sh)           Date          5% ($)           10% ($)
----                     ----------      -------------   ------------    -----------    ----------         -------
Robert S. Ehrlich          50,000            3.3%          $1.20          08/09/09       $16,577           $36,631
Avihai Shen                18,750            1.2%          $1.20          08/09/09       $6,216            $13,736

----------

(1) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the executive officer's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our stock. There can be no assurance that the amounts reflected in this table will be achieved, and unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

         The table below sets forth information for the Named Executive Officers with respect to aggregated option exercises during fiscal 2004 and fiscal 2004 year-end option values.

          Aggregated Option Exercises and Fiscal Year-End Option Values

                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised         In-the-Money Options
                         Shares                      Options at Fiscal Year End        at Fiscal-Year-End(1)
                      Acquired on     Value         -----------------------------   --------------------------
Name                    Exercise     Realized       Exercisable     Unexercisable   Exercisable  Unexercisable
------------------     ----------   ----------      -----------     -------------   -----------  -------------
Robert S. Ehrlich        19,000     $   (665)        2,384,166         500,000      $2,062,541     $426,000
Steven Esses             50,000     $128,500           641,808         178,333      $  457,134     $299,282
Avihai Shen                  --     $     --           309,653         310,000      $  280,438     $      0

----------

(1) Options that are "in-the-money" are options for which the fair market value of the underlying securities on December 31, 2004 ($1.62) exceeds the exercise or base price of the option.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table sets forth certain information, as of December 31, 2004, with respect to our 1991, 1993, 1995, 1998 and 2004 stock option plans, as well as any other stock options and warrants previously issued by us (including individual compensation arrangements) as compensation for goods and services:

                      Equity Compensation Plan Information

                                                                                           Number of securities
                                                                                            remaining available
                                   Number of securities                                     for future issuance
                                    to be issued upon            Weighted-average              under equity
                                       exercise of              exercise price of           compensation plans
                                   outstanding options,        outstanding options,        (excluding securities
                                   warrants and rights         warrants and rights          reflected in column (a))
         Plan Category                     (a)                         (b)                            (c)
--------------------------------  -----------------------     -----------------------     ------------------------
Equity compensation plans                  6,715,343                   $1.19                      5,523,931
  approved by security
  holders
Equity compensation plans
  not approved by security
  holders(1)                               2,399,417                   $1.54                            291
                                           ---------                   -----                      ---------
Total                                      9,114,760                   $1.28                      5,524,222
                                           =========                   =====                      =========

----------

(1) In October 1998, the Board of Directors adopted the 1998 Non-Executive Stock Option and Restricted Stock Purchase Plan, which under Delaware law did not require stockholder approval since directors and executive officers were ineligible to participate in it. Participation in the 1998 Plan is limited to those of our employees and consultants who are neither executive officers nor otherwise subject to Section 16 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1998 Plan is administered by the Compensation Committee of our Board of Directors, which determined the conditions of grant. Options issued under the 1998 Plan generally expire no more than ten years from the date of grant, and incentive options issued under the 1998 Plan may be granted only at exercise prices equal to the fair market value of our common stock on the date the option is granted.

Employment Contracts

     Robert S. Ehrlich

         Mr. Ehrlich is party to an employment agreement with us executed in May 2005, effective as of January 1, 2005. The term of this employment agreement expires on December 31, 2007, and is extended automatically for additional terms of one year each unless either Mr. Ehrlich or we terminate the agreement sooner.

         The employment agreement provides for a base salary of $23,750 per month in 2005, $25,000 per month in 2006, and $26,500 per month in 2007, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Additionally, the board may at its discretion raise Mr. Ehrlich's base salary.

         The employment agreement provides that we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 35% of Mr. Ehrlich's annual base salary then in effect, up to a maximum of 90% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year.

         The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted Mr. Ehrlich demand and "piggyback" registration rights covering shares of our common stock held by him.

         We can terminate Mr. Ehrlich's employment agreement in the event of death or disability or for "Cause" (defined as conviction of certain crimes, willful failure to carry out directives of our Board of Directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in our control or for "Good Reason," which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Ehrlich may retire (after age 68) or terminate his agreement for any reason upon 120 days' notice. Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation, and (unless we have terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason and without giving us 120 days' notice of termination) bonuses due for the year in which employment is terminated (in an amount of not less than 35% of base salary) and severance pay in the amount of three years' base salary and bonus at the minimum rate. Furthermore, certain benefits will continue and all outstanding options will be fully vested.

     Steven Esses

         Mr. Esses is party to an employment agreement with us executed in May 2005, effective as of January 1, 2005. The term of this employment agreement expires on December 31, 2006, and is extended automatically for additional terms of two years each unless either Mr. Esses or we terminate the agreement sooner.

         The employment agreement provides for a base salary of $5,000 per month, as adjusted annually for Israeli inflation and devaluation of the Israeli shekel against the U.S. dollar, if any. Additionally, the board may at its discretion raise Mr. Esses's base salary.

         The employment agreement provides that if the results we actually attain in a given year are at least 90% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 25% of Mr. Esses's annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year.

         The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the employment agreements, we granted Mr. Esses demand and "piggyback" registration rights covering shares of our common stock held by him.

         We can terminate Mr. Esses's employment agreement in the event of death or disability or for "Cause" (defined as conviction of certain crimes, willful failure to carry out directives of our Board of Directors or gross negligence or willful misconduct). Mr. Esses has the right to terminate his employment upon a change in our control or for "Good Reason," which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Esses may retire (after age 65), retire early (after age 55) or terminate his agreement for any reason upon 150 days' notice. Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation, and (unless we have terminated the agreement for Cause or Mr. Esses has terminated the agreement without Good Reason and without giving us 150 days' notice of termination) bonuses due for the year in which employment is terminated (in an amount of not less than 35% of base salary) and severance pay in the amount of $330,000, except that in the event of termination of the agreement following a change of control, the amount payable is doubled. Furthermore, certain benefits will continue (for a shorter period, in the event of early retirement) and all outstanding options will be fully vested. See also "Certain Relationships and Related Transactions - Consulting Agreement with Sampen Corporation," below.

     Avihai Shen

         Mr. Shen has signed our standard employee employment agreement, described below. Additionally, Mr. Shen has an agreement with us that in the event termination other than for cause, Mr. Shen will receive, in addition to his statutory Israeli severance, an amount equal to (i) five months' base salary, plus (ii) an additional month's salary for each year worked after 2004, up to an aggregate maximum of one year's salary. These amounts are doubled in the event that Mr. Shen's employment is terminated within three months of a change of control, up to a maximum of eighteen months' salary.

     Other

         Other employees (including Mr. Shen) have entered into individual employment agreements with us. These agreements govern the basic terms of the individual's employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company's right to relocate an employee to a work site farther than sixty kilometers from his or her regular work site, we have retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. All of these agreements also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee's tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.

         A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee's rights to compete against us or work for an enterprise which competes against us. Such provisions remain in force for a period of two years after the employee has left our service.

         Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month's salary for each year of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of our Board of Directors for the 2004 fiscal year consisted of Dr. Jay M. Eastman, Jack E. Rosenfeld and Edward J. Borey. None of the members has served as our officers or employees.


                      REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act which might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 18 shall not be incorporated by reference into any such filings.

      Objectives and Philosophy

            We maintain compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and stock options. Our Chief Executive Officer, Robert S. Ehrlich, and our Chief Operating Officer, Mr. Steven Esses, are parties to employment agreements with us. Our Chief Financial Officer, Mr. Avihai Shen, is a party to a standard employment agreement that we enter into with our employees generally.

      Executive Officer Compensation

            The employment agreement with Mr. Ehrlich provides that if the results we actually attain in a given year are at least 80% of the amount we budgeted at the beginning of the year, we will pay a bonus to Mr. Ehrlich, on a sliding scale, in an amount equal to a minimum of 35% of his annual base salary then in effect, up to a maximum of 90% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We paid Mr. Ehrlich $175,000 during 2004 in satisfaction of the 2004 bonus to which he was entitled according to his contract.

            The employment agreement with Mr. Esses provides that if the results we actually attain in a given year are at least 90% of the amount we budgeted at the beginning of the year, we will pay a bonus to Mr. Esses, on a sliding scale, in an amount equal to a minimum of 25% of his annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We paid Mr. Ehrlich $175,000 during 2004 in satisfaction of the 2004 bonus to which he was entitled according to his contract, which amount does not include $110,000 that we paid as a bonus to Sampen Corporation, a New York corporation owned by members of Steven Esses's immediate family from which Mr. Esses receives a salary. See "Certain Relationships and Related Transactions - Consulting Agreement with Sampen Corporation," below.

            As of December 31, 2004, Messrs. Ehrlich's, Esses's and Shen's total options represented approximately 31.7%, 9.0% and 6.8%, respectively, of our outstanding stock, which the Compensation Committee believes is an appropriate level of options for them considering their positions with Arotech.

      Compensation of Other Employees

            With respect to employees other than the Named Executive Officers, compensation is determined not by formula, but based on the achievement of qualitative and/or quantitative objectives established in advance of each year by the Chief Executive Officer and Chief Operating Officer, who then, pursuant to authority delegated by the Compensation Committee, determine remuneration of our employees based on such objectives.

            We seek to promote, including through our compensation plans, an environment that encourages employees to focus on our continuing long-term growth. Employee compensation is generally comprised of a combination of cash compensation and grants of options under our stock option plans. Stock options are awarded annually in connection with annual bonuses and, occasionally, during the year on a discretionary basis. Stock options are intended to offer an incentive for superior performance while basing employee compensation on the achievement of higher share value, and to foster the retention of key personnel through the use of schedules which vest options over time if the person remains employed by us. There is no set formula for the award of options to individual employees. Factors considered in making option awards to the employees other than the Named Executive Officers in 2003 included prior grants to the employees, the importance of retaining the employees services, the amount of cash bonuses received by the employees, the employees potential to contribute to our success and the employees' past contributions to us.

      Policy on Deductibility of Compensation

            Changes made to the Internal Revenue Code of 1986, as amended (the "Code") in 1993 limit our ability to deduct, for Federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the Summary Compensation Table. This limitation was effective beginning in 1994. Based on its review of the facts and circumstances, the Committee has considered the provisions of Section 162(m) of the Code which, except in the case of "performance-based compensation" and certain other types of compensation (including compensation received under a stock option plan approved in accordance with Section 162(m) of the Code), limits to $1,000,000 the amount of Arotech's federal income tax deduction for the compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Committee believes that our current compensation arrangements, which are primarily based on performance measures expected to be reflected in increasing stockholder value over time, are appropriate and in the best interests of Arotech and its stockholders, without regard to tax considerations. Thus, in the event of changes in the tax laws or their interpretation or other circumstances which might render some portion  of the  executive  compensation  paid  by us  non-deductible  for federal tax purposes, the Committee would not anticipate making significant changes in the basic philosophy and practices reflected in our executive compensation program.

                     Submitted by the Compensation Committee
                     ---------------------------------------
                               Dr. Jay M. Eastman
                                Jack E. Rosenfeld
                                 Edward J. Borey

Performance Graph

         The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Market Index (Broad Market Index) and a self-constructed peer group index (the "Peer Group Index") over the past five years, from December 31, 1999 through December 31, 2004.

         The cumulative total stockholder return is based on $100 invested in our common stock and in the respective indices on December 31, 1999. The stock prices on the performance graph are not necessarily indicative of future price performance.

             CUMULATIVE TOTAL RETURN THROUGH DECEMBER 31, 2004 AMONG
                    AROTECH CORPORATION, NASDAQ MARKET INDEX,
                              AND PEER GROUP INDEX

                                [LINE CHART OMITTED]

                            12/31/99       12/31/00        12/31/01       12/31/02       12/31/03        12/31/04
                            --------       --------        --------       --------       --------        --------
AROTECH                       100.00         134.00          47.43           18.29          52.00          46.86
PEER GROUP(1)                 100.00          86.55         106.00           97.01          76.64         111.62
BROAD MARKET                  100.00          60.71          47.93           32.82          49.23          53.53

----------

(1) The Peer Group Index is comprised of the following companies: Bio-Key International, Inc., Command Security Corporation, Firearms Training Systems, Inc., Guardian International, Inc. and ICTS International N.V. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                          REPORT OF THE AUDIT COMMITTEE

            The Audit Committee of the Board of Directors (the "Audit Committee") consists of three non-employee directors, Bert W. Wasserman, Lawrence M. Miller, and Jack E. Rosenfeld, each of whom has been determined to be independent as defined by the Nasdaq rules and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.

            Management is responsible for Arotech's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Arotech's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

            In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Arotech's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

            Arotech's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

            Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Arotech's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                        Submitted by the Audit Committee
                        --------------------------------
                                Bert W. Wasserman
                               Lawrence M. Miller
                                Jack E. Rosenfeld


            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by our independent accountants, Kost, Forer, Gabbay & Kassierer, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

            o Audit Fees. Audit fees billed or expected to be billed to us by Kost, Forer, Gabbay & Kassierer for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2003 and 2004 totaled approximately $177,000 and $594,924, respectively.

            o Audit-Related Fees. Kost, Forer, Gabbay & Kassierer billed us $34,500 and $214,659 for the fiscal years ended December 31, 2003 and 2004, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption "Audit Fees," above.

            o Tax Fees. Kost, Forer, Gabbay & Kassierer billed us an aggregate of $24,320 and $9,491 for the fiscal years ended December 31, 2003 and 2004, respectively, for tax services, principally advice regarding the preparation of income tax returns.

            o All Other Fees. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and all other fees are compatible with maintaining the independence of our principal accountant.

         Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

           INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information regarding the security ownership, as of May 16, 2005, of those persons owning of record or known by us to own beneficially more than 5% of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

                                                          Shares Beneficially             Percentage of Total
        Name and Address of Beneficial Owner(1)              Owned(2)(3)                  Shares Outstanding(3)
        ---------------------------------------           -------------------             ---------------------
Robert S. Ehrlich                                           3,219,546(4)                            3.9%
Steven Esses                                                  806,808(5)                            1.0%
Avihai Shen                                                   528,904(6)                            *
Dr. Jay M. Eastman                                             95,001(7)                            *
Jack E. Rosenfeld                                              97,001(8)                            *
Lawrence M. Miller                                            543,580(9)                            *
Bert W. Wasserman                                              20,001(10)                           *
Edward J. Borey                                                36,001(11)                           *
All of our directors and executive
officers as a group (9 persons)                             5,346,842(12)                           6.4%

----------

*     Less than one percent.

(1) The address of each named beneficial owner is in care of Arotech Corporation, 354 Industry Drive, Auburn, Alabama 36830.

(2) Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3) Based on 80,180,147 shares of common stock outstanding as of May 16, 2005. For purposes of determining beneficial ownership of our common stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted his options into shares of common stock.

(4) Includes 50,000 shares held by Mr. Ehrlich's wife (in which shares Mr. Ehrlich disclaims beneficial ownership), 161,381 shares held in Mr. Ehrlich's pension plan, 3,000 shares held by children sharing the same household (in which shares Mr. Ehrlich disclaims beneficial ownership), and 2,387,000 shares issuable upon exercise of options exercisable within 60 days.

(5) Includes 641,808 shares issuable upon exercise of options exercisable within 60 days.

(6) Includes 488,404 shares issuable upon exercise of options exercisable within 60 days.

(7) Consists of 95,001 shares issuable upon exercise of options exercisable within 60 days.

(8) Includes 95,001 shares issuable upon exercise of options exercisable within 60 days.

(9) Includes 441,665 shares held by Leon S. Gross and Lawrence M. Miller as co-trustees of the Rose Gross Charitable Foundation, and 90,001 shares issuable upon exercise of options exercisable within 60 days.

(10) Consists of 20,001 shares issuable upon exercise of options exercisable within 60 days.

(11) Includes 20,001 shares issuable upon exercise of options exercisable within 60 days.

(12) Includes 3,837,217 shares issuable upon exercise of options exercisable within 60 days.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2004. Based solely on our review of such reports furnished to us, we are not aware of any instances during 2004, not previously disclosed by us, where such "reporting persons" failed to file the required reports on or before the specified dates, except as follows:

      (i) Mr. Ehrlich was required to file a Form 4 on or prior to December 12, 2004 in connection with his acquisition of 75,000 restricted shares on December 10, 2004. He reported this transaction in a Form 4 filed on December 14, 2004. Additionally, Mr. Ehrlich was required to file a Form 4 on or prior to August 11, 2004 in connection with his receipt of 50,000 stock options on August 9, 2004. He reported this transaction in a Form 5 filed on February 14, 2005.

      (ii) Mr. Esses was required to file a Form 4 on or prior to April 10, 2004 in connection with his exercise and sale of 50,000 stock options on April 8, 2004. He reported this transaction in a Form 4 filed on April 12, 2004.

      (iii) Mr. Shen was required to file a Form 4 on or prior to December 12, 2004 in connection with his acquisition of 30,000 restricted shares on December 10, 2004. He reported this transaction in a Form 4 filed on December 14, 2004. Additionally, Mr. Shen was required to file a Form 4 on or prior to August 11, 2004 in connection with his receipt of 18,750 stock options on August 9, 2004. He reported this transaction in a Form 5 filed on February 14, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loans

         On December 3, 1999, Robert S. Ehrlich purchased 125,000 shares of our common stock out of our treasury at the closing price of the common stock on December 2, 1999. Payment was rendered by Mr. Ehrlich in the form of non-recourse promissory notes due in 2009 in the amount of $167,975, bearing simple annual interest at a rate of 2%, secured by the shares of common stock purchased and other shares of common stock previously held by him. As of December 31, 2004, the aggregate amount outstanding pursuant to this promissory note was $201,570.

         On February 9, 2000, Mr. Ehrlich exercised 131,665 stock options. Mr. Ehrlich paid the exercise price of the stock options and certain taxes that we paid on his behalf by giving us a non-recourse promissory note due in 2025 in the amount of $789,991, bearing annual interest (i) as to $329,163, at 1% over the then-current federal funds rate announced from time to time by the Wall Street Journal, and (ii) as to $460,828, at 4% over the then-current percentage increase in the Israeli consumer price index between the date of the loan and the date of the annual interest calculation, secured by the shares of our common stock acquired through the exercise of the options and certain compensation due to Mr. Ehrlich upon termination. As of December 31, 2004, the aggregate amount outstanding pursuant to this promissory note was $657,146.

         On June 10, 2002, Mr. Ehrlich exercised 50,000 stock options. Mr. Ehrlich paid the exercise price of the stock options by giving us a non-recourse promissory note due in 2012 in the amount of $36,500, bearing simple annual interest at a rate equal to the lesser of (i) 5.75%, and (ii) 1% over the then-current federal funds rate announced from time to time, secured by the shares of our common stock acquired through the exercise of the options. As of December 31, 2004, the aggregate amount outstanding pursuant to this promissory note was $37,810.

Director Consulting Agreements

         Beginning in February 2002, Mr. Steven Esses, who became one of our directors in July 2002, entered into an oral consulting arrangement with us, whereby he performed periodic financial and other consulting for us. We paid Mr. Esses a total of $120,480 in consulting fees in 2002. Beginning in July 2002, when Mr. Esses became a director, this consulting arrangement ceased.

         Beginning in January 2004, Mr. Edward J. Borey, who became one of our directors in December 2003, entered into a consulting agreement with us pursuant to which he agreed to aid us in identifying potential acquisition candidates in exchange for transaction fees in respect of acquisitions in which he plays a "critical role" (as determined by us in our sole and absolute discretion) in identifying and/or initiating and/or negotiating the transaction in the amount of (i) 1.5% of the value of the transaction up to $10,000,000, plus (ii) 1.0% of the value of the transaction in excess of $10,000,000 and up to $50,000,000, plus (iii) 0.5% of the value of the transaction in excess of $50,000,000. We also agreed to issue to Mr. Borey, at par value, a total of 32,000 shares of our common stock, the value of which is to be deducted from any transaction fees paid. 16,000 of these shares were earned and issued prior to termination of this agreement in August 2004.

Consulting Agreement with Sampen Corporation

         We have a consulting agreement with Sampen Corporation that we executed in March 2005, effective as of January 1, 2005. Sampen is a New York corporation owned by members of Steven Esses's immediate family, and Mr. Esses is an employee of Sampen. The term of this consulting agreement expires on December 31, 2006, and is extended automatically for additional terms of two years each unless either Sampen or we terminate the agreement sooner.

         Pursuant to the terms of our agreement with Sampen, Sampen provides one of its employees to us for such employee to serve as our Executive Vice President and Chief Operating Officer. We pay Sampen $12,800 per month, plus an annual bonus, on a sliding scale, in an amount equal to a minimum of 25% of Sampen's annual base compensation then in effect, up to a maximum of 75% of its annual base compensation then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. We also pay Sampen, to cover the cost of our use of Sampen's offices as an ancillary New York office life and the attendant expenses and insurance costs, an amount equal to 16% of each monthly payment of base compensation.

                    STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with the Board of Directors

         The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board at directors@arotech.com. Non-management directors may be contacted as a group at nonmanagement-directors@arotech.com. Any Board committee or any chair of any such committee may be contacted as follows: audit-chair@arotech.com, compensation-chair@arotech.com, or nominating-chair@arotech.com. If you cannot send an electronic message, you may contact Board members by mail at: Arotech Board Members, 354 Industry Drive, Auburn, Alabama 36830.

         The Arotech Corporation Investor Relations Department is responsible for forwarding all such communications to the Board of Directors, and where appropriate, to management. Communications are screened to exclude certain items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, business solicitations or advertisements, and material that is unduly hostile, threatening, illegal or similarly unsuitable. Communications that are filtered out are made available to any director upon request. The Board may involve management in preparing its responses to stockholder communications.

Stockholder Proposals

         Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before February 6, 2006. Any proposals must be received at our principal executive offices, 354 Industry Drive, Auburn, Alabama 36830,
Attention: Corporate Secretary by the applicable date.

         Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 354 Industry Drive, Auburn, Alabama 36830, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 7th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                  ANNUAL REPORT

         Copies of our Annual Report on Form 10-K (including audited financial statements) filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 354 Industry Drive, Auburn, Alabama 36830. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on May 16, 2005. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

         Our audited financial statements for the fiscal year ended December 31, 2004 and certain other related financial and business information are contained in our 2004 Annual Report to Stockholders, which is being furnished to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

                                  OTHER MATTERS

         We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                                  BY ORDER OF THE BOARD OF DIRECTORS,

                                  /s/ Yaakov Har-Oz

                                  Yaakov Har-Oz
                                  Vice President, General Counsel and Secretary

Auburn, Alabama
June 6, 2005

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               AROTECH CORPORATION

                                  July 11, 2005




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                   as possible




      Please detach along perforated line and mail in the envelope provided
              IF you are not voting via telephone or the Internet.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------------
1.   To fix the number of Class II directors at three
     and  to  elect three  Class II  directors for a
     three-year term  ending in 2008  and continuing
     until  their successors  are duly  elected  and
     qualified:


                                   NOMINEES:
     [ ] FOR ALL NOMINEES          o   Jack E. Rosenfeld
                                   o   Lawrence M. Miller
                                   o   Seymour Jones

     [ ] WITHHOLD AUTHORITY FOR                               PLEASE SIGN,  DATE AND RETURN THIS PROXY FORM  PROMPTLY  USING THE
         ALL NOMINEES                                         ENCLOSED ENVELOPE.

     [ ] FOR ALL EXCEPT                                       The  undersigned  acknowledges  receipt  of the  Notice  of Annual
         (See instructions below)                             Meeting of Stockholders and Proxy Statement of Arotech Corporation
                                                              dated June 6, 2005 and of Arotech  Corporation's Annual Report for
                                                              the fiscal year ended December 31, 2004.



        INSTRUCTION:  To withhold authority to vote for
                      any individual  nominee(s),  mark
                      "FOR ALL  EXCEPT" and fill in the
                      circle  next to each  nominee you
                      wish to withhold,  as shown here:
                      ( )


   ----------------------------------------------------------


                                                                        Mark here if you plan to attend the meeting. [ ]
    ---------------------------------------------------------
    To change the address on your account, please check
    the box at right and  indicate  your new address in
    the address  space above.  Please note that changes
    to the registered name(s) on the account may not be
    submitted via this method.                            [ ]
    ---------------------------------------------------------

                    -------------------------------      --------------               --------------------------------      -------
    Signature of                                    Date:                Signature of                                  Date:
    Stockholder                                                          Stockholder
                    -------------------------------      --------------               --------------------------------      -------

    NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney,  executor,  administrator,  trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               AROTECH CORPORATION

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 11, 2005

     The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Arotech Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Monday, July 11, 2005 at 10:00 a.m. local time in the Ballroom of the Shelburne Murray Hill Hotel, 303 Lexington Avenue, New York, New York, and all postponements and adjournments thereof (the "Meeting"), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

     This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR the other proposals set forth herein and described in the Board of Directors' Proxy Statement. If any of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.


                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               AROTECH CORPORATION

                                  July 11, 2005

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                            - OR -
                                                                                ---------------|------------------------------------
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any              COMPANY NUMBER |
touch-tone telephone and follow the instructions. Have your proxy card          ---------------|------------------------------------
available when you call.                                                        ACCOUNT NUMBER |
                                                                                ---------------|------------------------------------
                            - OR -                                                             |
                                                                                ---------------|------------------------------------
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.


      Please detach along perforated line and mail in the envelope provided
              IF you are not voting via telephone or the Internet.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------------
1.   To fix the number of Class II directors at three
     and  to  elect three  Class II  directors for a
     three-year term  ending in 2008  and continuing
     until  their successors  are duly  elected  and
     qualified:


                                   NOMINEES:
     [ ] FOR ALL NOMINEES          o   Jack E. Rosenfeld
                                   o   Lawrence M. Miller
                                   o   Seymour Jones

     [ ] WITHHOLD AUTHORITY FOR                               PLEASE SIGN,  DATE AND RETURN THIS PROXY FORM  PROMPTLY  USING THE
         ALL NOMINEES                                         ENCLOSED ENVELOPE.

     [ ] FOR ALL EXCEPT                                       The  undersigned  acknowledges  receipt  of the  Notice  of Annual
         (See instructions below)                             Meeting of Stockholders and Proxy Statement of Arotech Corporation
                                                              dated June 6, 2005 and of Arotech  Corporation's Annual Report for
                                                              the fiscal year ended December 31, 2004.



        INSTRUCTION:  To withhold authority to vote for
                      any individual  nominee(s),  mark
                      "FOR ALL  EXCEPT" and fill in the
                      circle  next to each  nominee you
                      wish to withhold,  as shown here:
                      ( )


   ----------------------------------------------------------


                                                                        Mark here if you plan to attend the meeting. [ ]
    ---------------------------------------------------------
    To change the address on your account, please check
    the box at right and  indicate  your new address in
    the address  space above.  Please note that changes
    to the registered name(s) on the account may not be
    submitted via this method.                            [ ]
    ---------------------------------------------------------

                    -------------------------------      --------------               --------------------------------      -------
    Signature of                                    Date:                Signature of                                  Date:
    Stockholder                                                          Stockholder
                    -------------------------------      --------------               --------------------------------      -------

    NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. If signing as attorney,  executor,  administrator,  trustee or guardian, please give full title as such. If you are signing for a corporation, please sign in the full corporate name by President or other authorized officer. If you are signing for a partnership, please sign in the partnership name by authorized person.